EXHIBIT 23.1
------------





                     INDEPENDENT AUDITORS' CONSENT



Board of Directors
Jones Lang LaSalle Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-42193 and No. 333-50720) on Form S-8 and the registration statement (No. 333-70969) on Form S-3 of Jones Lang LaSalle Incorporated of our report dated January 31, 2003, except as to note 19 which is as of February 13, 2003, relating to the consolidated balance sheets of Jones Lang LaSalle Incorporated and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Jones Lang LaSalle Incorporated and subsidiaries.

Our report refers to changes in the method of accounting for goodwill and intangible assets in 2002 and for certain lease commission revenue in 2000.




                                             /s/ KPMG LLP

Chicago, Illinois
March 4, 2003